EXHIBIT 10.39

                              CONSENT AND AGREEMENT

          This Consent and Agreement (the "Agreement") is entered into as of this 5 day of April, 2000 by and between eGlobe/Coast, Inc., a Delaware corporation ("eGlobe/Coast") and Special Investment Risks, LLC, Nevada limited liability company ("Special Investment").

          WHEREAS, on December 2, 1999, Coast International, Inc. ("Coast") merged with and into eGlobe/Coast pursuant to the terms of an Agreement and Plan of Merger dated November 29, 1999 among eGlobe, Inc., a Delaware corporation ("Parent"), eGlobe/Coast, Coast and the stockholders of Coast, as a result of which eGlobe/Coast was the surviving company and remained a wholly owned subsidiary of Parent (the "Coast Merger");

          WHEREAS, prior to the Coast Merger and pursuant to a certain Revolving Credit Note Agreement dated March 5, 1999 by and between Coast and Special Investment (the "Credit Agreement"), Special Investment has lent to Coast an aggregate principal amount of $3,250,000 as evidenced by a promissory note, a copy of which is attached hereto as Exhibit A ("Special Investment Note");

          WHEREAS, in connection with the consummation of the Coast Merger, eGlobe/Coast assumed Coast's obligations to repay all amounts due and payable under the Special Investment Note, whether at maturity, by acceleration or otherwise, in accordance with the terms of the Special Investment Note;

          WHEREAS, Parent, eGlobe Financing Corporation, a Delaware corporation ("eGlobe Financing"), IDX Financing Corporation, a Delaware corporation ("IDX Financing"), Telekey Financing Corporation, a Delaware corporation ("Telekey Financing" and together with eGlobe Financing and IDX Financing, the "Financing Companies"), and EXTL Investors, LLC, a Nevada limited liability corporation ("EXTL Investors") entered into a Loan and Note Purchase Agreement dated April 9, 1999, as amended by a letter agreement dated June 16, 1999 and as further amended by Amendment No. 1 to Loan and Note Purchase Agreement dated as of June 30, 1999 and as further amended by Amendment No. 2 to Loan and Note Purchase
Agreement dated as of the date hereof (collectively, the "Note Purchase Agreement"), pursuant to which the Financing Companies originally borrowed $20 million from EXTL Investors as evidenced by a certain 5% secured note dated as of June 30, 1999 (the "Secured Notes") and a certain revolving note dated as of June 30, 1999 based on the balance of accounts receivable (the "A/R Note");

          WHEREAS, as prepayment (the "Prepayment") of $4 million under the Secured Notes, Parent issued to EXTL Investors 40 shares of its 6% Series J Cumulative Convertible Preferred Stock and appropriate notations were made on the Secured Notes reflecting such Prepayment;

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          WHEREAS,  EXTL Investors and Special Investment are each affiliates of
Ronald Jensen;

          WHEREAS, Special Investment has agreed to permit eGlobe/Coast to guarantee the Secured Notes and the A/R Note and to secure such guarantee and to waive any event of default that may have occurred as a result of the Coast Merger on the conditions that Parent and the Financing Companies guarantee repayment of the Special Investment Note and the Financing Companies secure such guarantee as hereinafter set forth and that eGlobe/Coast secure the Special Investment Note as hereinafter set forth.

          NOW THEREFORE, the parties do hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement. All terms and provisions of the Credit Agreement, as amended hereby, shall continue in full force and effect, and are hereby confirmed in all respects.

          2. Special Investment hereby consents to the Coast Merger effective as of the "effective date" of the Coast Merger, acknowledges that in connection with the Coast Merger eGlobe/Coast assumed Coast's obligations to repay all amounts due and payable under the Special Investment Note, whether at maturity, by acceleration or otherwise, in accordance with the terms of the Special Investment Note and hereby consents to such assumption. Special Investment hereby waives any events of default which may have occured under the Credit Agreement as a result of the Coast Merger.

          3. Special Investment hereby consents to the following guarantee and security arrangements:

          a. eGlobe/Coast's guarantee of the repayment of the Secured Notes and the A/R Note by entering into a Guaranty (the "eGlobe/Coast Guaranty") substantially in the form attached hereto as Exhibit B for the benefit of EXTL Investors;

          b. eGlobe/Coast's grant of a security interest in those of its assets which are described in Exhibit G-2 of the Note Purchase Agreement to each of EXTL Investors and Special Investment (collectively, the "Investors") in proportion to all amounts due and payable under each of the Secured Notes, the A/R Note and the Special Investment Note by entering into a Security Agreement (the "eGlobe/Coast Security Agreement") substantially in the form attached hereto as Exhibit C. In the event that any of eGlobe/Coast's assets described in Exhibit G-2 of the Note Purchase Agreement are already encumbered by an Encumbrance that is not prohibited under the Note Purchase Agreement or the Credit Agreement, it is intended that the

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     Investors would receive a second priority  security interest in such assets to the extent permitted by the documents evidencing the first security interest, and eGlobe/Coast and the Parent agree to use all reasonable efforts to obtain such consents as may be necessary from the holders of such first security interests to allow a second security interest to be placed on such assets for the benefit of the Investors;

          c. Parent and the Financing Companies' guarantee of the repayment of the Special Investment Note by entering into a Guaranty (the "eGlobe Guaranty") substantially in the form attached hereto as Exhibit D for the benefit of Special Investment; and

          d. The Financing Companies' grant of a security interest in those of their assets which are described in Exhibit G-1 of the Note Purchase Agreement to EXTL Investors and Special Investment in proportion to all amounts due and payable under each of the Secured Notes, the A/R Note and the eGlobe Guaranty by amending and restating the Security Agreement substantially in the form attached hereto as Exhibit E.

          4. To the extent that the covenants set forth in the Credit Agreement are inconsistent with the covenants set forth in the Note Purchase Agreement, the Credit Agreement shall be amended so as to provide that so long as the covenants in the Note Purchase Agreement are complied with no default shall be deemed to have occurred under the Credit Agreement.

          5. In the event that an Event of Default (as defined in the Note Purchase Agreement) is deemed to have occurred and is continuing after any applicable grace period under the Note Purchase Agreement which results in the acceleration of the Secured Notes and the A/R Note or which results in EXTL Investors accelerating the stated maturity thereof in accordance with the Note Purchase Agreement, it shall also be deemed an event of default under the Credit Agreement and acceleration of the stated maturity of the Special Investment Note.

          6. This Consent and Agreement shall constitute an amendment to the Credit Agreement and the Special Investment Note.

          7. All corporate law matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all other matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, in each case regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Texas or the state courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any

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objection,  including  any  objection  based on  forum  non  conveniens,  to the bringing of any such proceeding in such jurisdictions.






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     IN WITNESS WHEREOF, the parties have executed this Consent and Agreement as of the date first set forth above.

                                        EGLOBE/COAST, INC.

                                        By:
                                           -------------------------------------

                                        Name/Title:
                                                  ------------------------------


                                        SPECIAL INVESTMENT RISKS, LLC

                                        By:
                                           -------------------------------------

                                        Name/Title:
                                                  ------------------------------



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